SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

Commission file number 0-14061

STEEL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-0712014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15415 Shelbyville Road, Louisville, KY	40245
(Address of principal executive offices)	(Zip Code)

(502) 245-2110
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          At the annual meeting of shareholders held on January 25, 2007, shareholders of Steel Technologies Inc. approved the adoption of the Steel Technologies Inc. 2007 Cash Bonus Plan (the "Plan").  A copy of the Plan is attached hereto as Exhibit 99 and is incorporated herein by reference.

On January 25, 2007, the subcommittee of the Compensation Committee of the Board of Directors appointed by the Board to administer the Plan took the following actions:

          (a)     Determined that the Company's five executive officers, including Bradford T. Ray, Chairman of the Board and Chief Executive Officer, Michael J. Carroll, President and Chief Operating Officer, Roger D. Shannon, Chief Financial Officer and Treasurer, Brad A. Goranson, Senior Vice President, Sales, and John M. Baumann, General Counsel and Secretary, and other key officers and managers as designated by the Chief Executive Officer, shall be participants in the Plan; and

          (b)     Determined that the performance goal and formula used to create the cash bonus pool and the percent of that formula to be contributed quarterly to the cash bonus pool under the Plan shall be seven and one-half percent (7.5%) of the Company's adjusted income (excluding Mi-Tech Steel and Ferrolux Metals) determined before taxes and bonuses.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	99	Steel Technologies Inc. 2007 Cash Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)

By: /s/ Bradford T. Ray
Bradford T. Ray
Chief Executive Officer
Dated: January 30, 2007